NOTICE OF
                                 ASSIGNMENT AND
                            APPOINTMENT OF SUCCESSOR

                                February 12, 1997

VIA TELECOPY NO. 310.268-2208

Country Star Restaurants, Inc.
11150 Santa Monica Boulevard
Los Angeles, California
Attention:  Chief Operating Officer

RE: Loan and Security Agreement Dated as of February 12, 1997 (the "Loan Agreement") Between Country Star Restaurants, Inc. and Cameron Capital Ltd. ("Cameron")

Gentlemen:

      Please refer to Section 12.16 of the Loan Agreement. Capitalized terms used and not otherwise defined herein have the meanings given such terms in the Loan Agreement.

      Pursuant that certain Purchase and Assignment Agreement dated as of February 12, 1997 between Cameron and Dan Rubin, and that certain Agency and Intercreditor Agreement dated as of February 12, 1997 between Cameron and Dan Rubin, respectively, Cameron, as Agent and as Lender under the Loan Agreement,
(1) has assigned the Loans and its rights and obligations as Lender with respect thereto, except for the Convertible Term Loan, to Dan Rubin, and (2) has appointed Dan Rubin as successor Agent under the Loan Agreement.

      Pursuant to Section 4.5 of the Loan Agreement, you are hereby directed to make all payments of principal, interest, premium and other sums due to Lenders (other than amounts payable with respect to the Convertible Term Note) to:

                        Dan Rubin
                        171 East 84th Street
                        Apartment 11D
                        New York, New York  10028
                        Telecopy No.  212.396.2751

      Pursuant to Section 12.8 of the Loan Agreement, you are hereby notified that the address of successor Agent for the purpose of all notices, demands, requests, etc., is as follows:

                        Dan Rubin
                        171 East 84th Street
                        Apartment 11D
                        New York, New York  10028
                        Telecopy No.  212.396.2751

      You are further directed to make all other appropriate changes to your records and procedures to evidence and comply with the foregoing, including but not limited to issuance of one or more appropriate certificates of insurance as required by Section 8.5 of the Loan Agreement.

                                          Very truly yours,

                                          CAMERON CAPITAL LTD.


                                          By:  /s/ N. Snelling
                                               ---------------------------------
                                          Its: CEO
                                               ---------------------------------


                                          /s/ Dan Rubin
                                          --------------------------------------
                                          Dan Rubin

cc:   (via telecopy no. 212.223.6433)
      Zukerman Gore & Brandeis, LLP
      900 Third Avenue
      New York, New York  10022
      Attention:  Clifford A. Brandeis